EXHIBIT 10.8

                        AIRCRAFT LEASE-PURCHASE AGREEMENT

      THIS AIRCRAFT LEASE-PURCHASE AGREEMENT ("Lease" or "Agreement"), executed as of September 19, 2003 but made effective September 29, 2003 ("Effective Date"), is between DELTA ROMEO, INC., a Florida Corporation (hereafter "Lessor"), AMERICAN AIR NETWORK ALASKA, INC., a Nevada corporation, and ELITE FLIGHT SOLUTIONS, INC. ("Elite"), Delaware corporation (hereafter jointly and severally referred to as "Lessee");

                                WITNESSETH THAT:

      WHEREAS, Lessor is the legal owner of a 1979 Cessna Citation II aircraft, Registration Number N174DR Serial #550-0074 (hereafter "the Aircraft"), and

      WHEREAS, Lessee desires to lease and subsequently purchase the Aircraft under such terms and conditions as are mutually satisfactory to the parties.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for Ten Dollars ($10.00) and other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

I.    LEASE TERM

      Lessor hereby agrees to dry lease the Aircraft to Lessee and Lessee hereby agrees to dry lease the Aircraft from Lessor, upon the terms and conditions set forth herein.

      This Lease shall commence on the Effective Date hereof, and terminate on the date which is twelve (12) months after the Effective Date, unless sooner terminated as set forth below. The Aircraft will, be delivered to Lessee at Lessor's expense during normal business hours at TAY airport in the Taylorville, IL area on the Effective Date.

      Lessee has fully inspected the Aircraft and acknowledges that it is in good condition and repair and that Lessee is satisfied with and has accepted the Aircraft in such condition and repair. If Lessee defaults in its purchase obligation (upon the terms set forth in Section XVI hereof) upon termination of the Lease, then in addition to any other remedies Lessor may have in law or in equity, Lessee shall cause the Aircraft to be returned to Lessor, at Lessee's expense, during normal business hours at the airport in Deland, Florida, upon termination of this Lease in the same condition as when received (including, but not limited to repainting the Aircraft at Lessee's expense in Lessor's color scheme), except for normal and reasonable wear and tear from ordinary use. Lessor may inspect the Aircraft prior to accepting its return by Lessee. Upon delivery and upon return of the Aircraft pursuant to this Section I, an authorized representative of the receiving party will execute and deliver to the other patty a receipt, substantially in the form of Appendix 1 attached hereto, and made a part hereof, evidencing such delivery or return and specifying the date and hour thereof.

II.   USE OF AIRCRAFT

      Lessee may utilize the Aircraft only for the purposes, and within the geographical limits, set forth in the insurance policy or policies obtained in compliance with this Agreement which at a minimum shall cover the operation of the Aircraft within the territorial limits of the United States and Canada in the form and amounts set forth in Section VIII below. In the event that Lessor desires to operate the Aircraft outside the territorial limits of the United States and Canada, Lessee shall first obtain the prior written consent of Lessor, which Lessor stay grant or deny in Lessor's sole discretion. In seeking the consent of Lessor for such use, Lessee shall notify Lessor in writing of the planned operation of the Aircraft outside of the territorial, limits of the United States and Canada and shall provide Lessor written proof of insurance coverage in the amounts and limits set forth herein for operation of the Aircraft in such foreign jurisdiction. Furthermore, Lessee shall not utilize the Aircraft in violation of any foreign, federal, state, territorial, or, municipal law, regulation or order of any government or governmental body or in violation of any airworthiness certificate, license or registration relating to the Aircraft and shall be


                                EXHIBIT 10.8 - 1
solely responsible for any fines, penalties, or forfeitures occasioned by any violation. If such fines or penalties are imposed on Lessor, and paid by Lessor, Lessee shall reimburse Lessor for the amount thereof within ten (10) days of receipt by Lessee of written demand from Lessor. Lessee will not direct the Aircraft to be based, and Lessor shall not permit the aircraft to be based, outside the territorial limits of the United States of America, without the prior written consent of Lessor. Lessee will, not take the Aircraft into the countries prohibited by the U.S. Department of Commerce Regulations without the written consent of Lessor. Lessee agrees to indemnify and hold Lessor harmless from any breach of Lessee's warranties set forth in this paragraph.

III.  MAINTENANCE

      During the term of this Lease, Lessee will operate the Aircraft in accordance with the Aircraft manufacturer's standard operating practices and procedures. Lessee shall also maintain the Aircraft and Engine Log books in accordance with the rules and regulations of the FAA and make appropriate entries as required in English. These records shall be made available for examination by Lessor, and Lessee, at the end of the term of this Agreement shall deliver the records to Lessor, if Lessee defaults in its purchase obligation hereunder.

      Lessee shall, at Lessee's expense, perform:

            (i) all maintenance and procedures required to remain in compliance with the Cesscom Maintenance Monitoring program, anal all other maintenance and procedures required by the manufacturer's recommended maintenance program delineated in the Aircraft's maintenance manual or other publication from the manufacturer; and

            (ii) any other repairs, inspections and maintenance, as are required to maintain the Aircraft, its avionics, and its engines in the same condition as when received from Lessor, normal and reasonable wear and tear from ordinary use excepted, including but not limited to any additional work mandated by the FAA during the term of this Lease.

To the extent that Lessor pays for any such repairs for which Lessee is responsible, Lessee shall reimburse Lessor for such costs and expenses within ten (10) days of receipt of an invoice from Lessor.

      Lessee shall immediately notify Lessor in writing of any damage to the Aircraft or of any situation arising with respect to the Aircraft or any of its systems, which situation will require unscheduled repair or maintenance to the Aircraft or any of its systems.

      Lessee agrees to permit Lessor or an authorized agent to inspect the Aircraft at any reasonable time and to furnish any information in respect to the Aircraft and its use that Lessor may reasonably request.

      Lessee agrees to keep Aircraft inside suitable hanger facilities at its base location in Anchorage, AK.

IV.   ALTERATIONS

      Lessee shall not have the right to alter, modify, or make additions or improvements to the Aircraft without the prior written consent of the Lessor. Any such alterations, modifications, additions, or improvements permitted to be made shall, become the property of the Lessor if Lessee defaults in its obligation to purchase the Aircraft pursuant to the terms hereof, and shall be subject to all of the terms of this Agreement. Notwithstanding the above, Lessee may repaint the Aircraft using Lessee's color scheme, subject to the repainting obligations set forth in Section I above.

V.    LEASE RATE

      A. BASE MONTHLY RENT. In consideration of the lease of the Aircraft, Lessee agrees to pay Lessor a base monthly rental amount of Twenty Thousand, Dollars ($20,000.00) per month ("Base Rent"). Upon the Effective Date, the first and last month's payments of Base Rent (total of $40,000.00) shall be paid to Lessor. Thereafter, subsequent payments of Base Rent shall be made each month thereafter during the term of this Lease on the same day of the month as the Effective Date.

      B. "POWER BY THE HOUR" COST. In addition to the payments of Base Rent, Lessee shall also pay to Lessor on a monthly basis at the end of each month an amount equal to One Hundred and no/100's Dollars ($100.00) per operating hour per engine during the preceding month (the "Power By The Hour Cost").


                                EXHIBIT 10.8 - 2

VI.   LEASE PAYMENTS

      All lease payments shall be paid to Lessor at the address set forth below, or to such other person and at such other place as Lessor may from time to time designate in writing.

VII.  LEASE TAXES

      Lessee shall pay all sales tax on each monthly lease payment when such lease payment becomes due. Lessee shall deliver such amount monthly to Lessor for delivery to the applicable tax collector.

VIII. INSURANCE

      A. During the lease term and any extension thereof, Lessee shall maintain All Risk Hull insurance on the Aircraft, including its engines, instruments and, accessories, in an amount not less than Two Million Dollars ($2,000,000); and Bodily Injury and Property Damage Liability insurance in an amount not less than Five Million Dollars ($5,000,000.00). Such Hull insurance shall name Lessor, or such patty as may be designated by Lessor as the sole party insured and sole loss payee and shall contain a breach of warranty provision in favor of Lessor. Such liability insurance shall name both Lessor and Lessee as parties insured as their interests may appear against any and all claims for death of or injury to persons or loss of or damage to property in, connection with the possession, use or operation of the Aircraft by Lessee. Lessee agrees to indemnify and hold Lessor, harmless from any and all liability and loss arising out of the negligent use, or operation of the Aircraft by Lessee, including but not limited to the complete or partial loss of the Aircraft or its systems as a result of confiscation arising from the illegal operation or use of the Aircraft by Lessee, Lessee's agents, representatives and invitees.

      B. Lessee agrees as the actual user of the Aircraft to strictly abide by all the terms and conditions of the policy or policies on its part to be performed. Lessee agrees also not to use the leased property for any purpose which is excluded or prohibited under such insurance policy or policies.

      C. In the event of cancellation of the insurance policy or policies providing coverage outlined in paragraph A of this Section, for any cause whatsoever, Lessee authorizes Lessor to provide a substitute insurance policy or policies providing the coverage as outlined in paragraph A of this Section. Lessor shall adjust the Base Rent by the amount attributable to such insurance premiums, and Lessee agrees to pay such increased Base Rent.

      D. Lessee also agrees that ALL pilots will be qualified per the terms of the insurance contract and to provide evidence of same as Lessor may reasonably request.

      E. Lessee also agrees to provide copies of all insurance documents and pilot certificates to Lessor at such time as Lessor may reasonably request.

IX.   INSPECTION AND EXAMINATION

      Lessor and any insurance company or companies insuring the Aircraft are given the right and privilege, from time to time, to inspect the leased property, and to examine the books and records relating thereto, on the premises of Lessee, or wherever located, if, in the sole judgment of Lessor or insurer, the inspection is deemed necessary.

X.    TOTAL DESTRUCTION OF AIRCRAFT

      In the event of the total destruction or loss of the Aircraft, Lessee shall pay to Lessor an amount equal to Two Million Dollars ($2,000,000.00) less any amount received by Lessor from any All Risk Hull insurance on the Aircraft and the lease term created, or any renewal or extension of it, shall be terminated immediately.

XI.   DEFAULT

      Each of the following events shall constitute a default on the part of the Lessee hereunder: failure of the Lessee to pay any installment of rent or other required payment within ten (10) days after the date due; an unauthorized assignment, sublease, or other violation of Section XII; any breach or failure of the Lessee to observe or perform any of its other obligations hereunder and the continuance of such default for fifteen (15) days after notice in writing to the Lessee of the existence of such default; the insolvency or bankruptcy of the Lessee or the making by the Lessee of any assignment for the benefit of creditors, a trustee or receiver being appointed for the Lessee or for a substantial part of its property; the institution


                                EXHIBIT 10.8 - 3
by or against the Lessee of bankruptcy, reorganization, or insolvency proceedings; or the filing of a Federal tax lien against the Lessee or any of its properties or against the Aircraft. Upon the occurrence of any such default and upon written request by Lessor this Lease shall terminate, the Aircraft shall be surrendered to the Lessor, and at Lessor's option the provisions of
Section XVI hereof regarding sale and purchase of the Aircraft shall be void and of no further force or effect. The Lessor may hold, use, sell, lease or otherwise dispose of the Aircraft or keep it idle as the Lessor chooses, without affecting the obligations of the Lessee as provided in this Agreement including the monthly lease payments. If the Lessee fails to deliver the Aircraft as provided in this paragraph or converts or destroys the Aircraft, the Lessor may hold the Lessee liable for a sum equal to the fair market value of the Aircraft, less any insurance proceeds received by Lessor, in addition to all of the rent due and to become due under this Agreement for such Aircraft and any extension thereof, which the Lessee shall forthwith pay to Lessor. The foregoing rights and remedies shall, be cumulative and not exclusive and shall be in addition to and not in limitation of any other rights and remedies available to Lessor at law or in equity. Lessor's waiver of any default on the part of Lessee shall not constitute a waiver of subsequent defaults.

XII.  NON-ASSIGNABILITY

      Lessee shall not assign this Agreement or any interest in the Aircraft without the prior written consent of Lessor except that Lessee may assign its rights and obligations under this Agreement to a controlled affiliated entity. Subject to the foregoing, this Agreement inures to the benefit of, and is binding on the heirs, legal representatives, successors, and assigns of the parties.

XIII. OPERATING EXPENSES

      Except as otherwise expressly provided herein, Lessee shall be solely responsible for all costs and expenses incurred in the use, storage, and operation of the Aircraft. For purposes of clarification and not limitation, Lessee acknowledges and agrees that Lessee shall be solely responsible for all fuel, crew costs, crew training, hangar, local, state, and federal taxes and fees incurred with respect to the operation of the Aircraft and Lessor shall have no responsibility for such costs and expenses whatsoever. Any and all operating expenses (fuel, oil, oxygen, hydraulic fluids, etc.), by reason of this Lease or the possession, use or operation of the Aircraft by the Lessee pursuant hereto, shall be paid by Lessee or, if paid by Lessor, shall be reimbursed to Lessor by Lessee in addition to the Lease Rate. The monthly Lease Rate set forth in Paragraph V is exclusive of the Sales/Use Tax which may be applicable to this transaction.

XIV.  TITLE

      It is understood that throughout the term of the lease and any extension thereof, title to the Aircraft shall remain in Lessor and shall bear United States registration markings. Lessee has no right to consent to, and agrees that it will not permit, any lien, claim or encumbrance of any kind to be asserted against the Aircraft during the term of the lease and that it will return the Aircraft to Lessor free and clear of any such liens, claims and/or encumbrances. Any liens imposed in violation of this paragraph shall be discharged by the Lessee at the Lessee's sole cost and expense, and Lessee agrees to indemnify and save Lessor harmless against any such lien or liens.

XV.   ACCIDENT AND CLAIM

      Lessee shall immediately notify Lessor of each accident involving the Aircraft, which notification shall specify the time, place, and nature of the accident or damage, the names and addresses of parties involved, persons, injured, witnesses, and owners of properties damaged, and such other information, as may be known. Lessee shall advise Lessor of all correspondence, papers, notices, and documents received by Lessee in connection with any claim or demand involving or relating to the Aircraft or its operation, and shall aid in any investigation instituted by Lessor and in the recovery of damages from third persons liable therefor.

XVI.  PURCHASE OBLIGATION

      On that date which is twelve (12) months after the Effective Date (referred to in this Section XVI as the "Closing Date"), Lessee shall be obligated to purchase, and Lessor shall be obligated to sell the Aircraft upon the price and terms set forth in this Section XVI.

      A. The purchase price for the Aircraft shall be TWO MILLION DOLLARS ($2,000,000.00) ("Purchase Price"). The Purchase Price shall be subject to adjustment as follows:


                                EXHIBIT 10.8 - 4

      1. The Purchase Price shall be increased by an amounts due to Lessor from Lessee under the terms of the Lease which remain unpaid as of the Closing Date, including, but not limited to, Base Rent, Power by the Hour Cost, and interest due on any delinquent payments.

      2. The Purchase Price shall be reduced by fifty percent (50%) of all Base Rent paid to Lessor by Lessee during the lease term (exclusive of any sales or other taxes thereon); and

      3. The Purchase Price shall be further reduced by an amount equal to the Power By Hour Credit. For purposes of this Agreement, the Power By Hour Credit shall be equal to the total "Power By the Hour Costs" paid by the Lessee under
Section V.C. hereof.

      The Purchase Price shall be, paid in full in cash or the equivalent at Closing.

      B. Closing on the purchase and sale of the Aircraft ("Closing") shall occur on the Closing Date. Closing will occur by and through the escrow services of Insured Aircraft Title Services, Inc., P.O. Box 19527, Oklahoma City, OK 73144, 6449 S. Denning Avenue, Oklahoma City, Oklahoma 73159 (1-800-654-4882).
At Closing, Lessor shall, tender all necessary documents to pass good and marketable title to the Aircraft to the two (2) Lessees in such ownership proportions as Lessees shall designate, in exchange for payment in full of the Purchase Price in cash or the equivalent. Lessor warrants that it has good and marketable title to the Aircraft and that said title will be transferred to Lessee upon Closing free and clear of any liens, claims, charges or encumbrances. Delivery of the Aircraft shall occur contemporaneously with Closing at such location as is mutually agreed to by the parties outside the State of Florida. Lessee shall be responsible for payment of all sales or transfer taxes, if any, due by reason of the purchase and sale transaction.

      C. LESSOR MAKES NO WARRANTY OF ANY KIND WHATSOEVER, EITHER EXPRESSED OR IMPLIED WITH RESPECT TO THE AIRCRAFT. LESSEE AGREES TO ACCEPT THE AIRCRAFT WITH ALL FAULTS, "AS IS", "WHERE IS" AND ACKNOWLEDGES THAT LESSOR HAS MADE NO WARRANTIES OF ANY KIND WHATSOEVER. FURTHER, LESSEE ACKNOWLEDGES THAT LESSOR IS NEITHER THE MANUFACTURER NOR MAINTENANCE FACILITY HAVING PERFORMED ANY WORK ON THE AIRCRAFT, NOR HAS LESSOR BEEN SOLE OWNER OF THE AIRCRAFT SINCE ITS MANUFACTURE. LESSOR MAKES NO WARRANTIES WHATSOEVER, EITHER EXPRESSED OR IMPLIED WITH REGARD TO THE AIRCRAFT, ENGINE, AVIONICS, ENVIRONMENTAL SYSTEMS, NOR ANY OTHER SYSTEMS, PARTS, MATERIALS, ACCESSORIES, INCLUDING BUT NOT LIMITED TO LOGBOOKS, AIRCRAFT RECORDS, AIRWORTHINESS, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY OR ANY OTHER. ASPECT RELATED TO THE AIRCRAFT.

      D. At Closing upon delivery of the Aircraft, Lessee shall execute a receipt for said Aircraft in the form attached hereto as Exhibit "A" anal incorporated herein by this reference and shall execute an affidavit substantially in the form set forth in Exhibit "B" or such other form as may he substituted therefor by the Florida Department of Revenue.

      E. Upon Closing, Lessee find Lessor shall complete and file all documents necessary to evidence the sale contemplated herein with the Federal Aviation Administration and any other federal, state, or local governmental agencies with which filing is required.

      F. Lessor's liability for failure to deliver the Aircraft at Closing shall be limited to an action for specific performance. In no event shall Lessor be liable for any consequential or special damages.

      G. The Lessee and Lessor represent and warrant to each other that they have not engaged the services of a broker with respect to the Aircraft. Lessee and Lessor agree to indemnify and to hold each other harmless from any and all damages including reasonable attorneys' fees or commissions or fees which may be incurred pursuant to or by reason of the acts of the other in engaging or dealing with a broker. The obligations of Lessee and Lessor under this paragraph G shall survive the Closing.

      H. Elite represents and warrants to Lessor that Elite is a successor in interest to Carcorp USA Corporation, a Delaware corporation, and that Lessee is in such capacity a party to that certain Equity Line of Credit Agreement dated June 9, 2003 ("Line of Credit"), with Cornell Capital Partners, LP, a Delaware limited partnership. Elite further represents and warrants to Lessor that during the Lease term and prior to the Closing, Elite will exercise its rights under the Line of Credit such that at least $2,000,000 remains available at all times to be drawn by Elite on the Line of Credit for the purpose of providing funds to pay the Purchase Price at the Closing.


                                EXHIBIT 10.8 - 5

XVII. NOTICES

      All notices required under the terms and provisions hereof shall be in writing and any such notice shall become effective when deposited in the United States mail, with certified return receipt postage for ordinary mail, prepaid, addressed (i) if to Lessor at:

                   Attn: David Robinson
                   Delta Romeo, Inc.
                   1991 Industrial Drive
                   Deland, Florida  32724

or at such address as Lessor shall from time to time designate in writing to Lessee, (ii) if to Lessee, at:

                   American Air Network Alaska, Inc.
                   8191 N. Tamiami Trail - B2
                   Sarasota, FL  34243

                   And

                   Elite Flight Solutions, Inc.
                   5550 Bee Ridge E-3
                   Sarasota, Florida, 34233

or at such other address as Lessee shall from time to time designate in writing to Lessor.

VIII. ATTORNEYS' FEES

      The prevailing party shall recover its reasonable expenses, court costs and reasonable attorneys' fees in any litigation arising out of this Agreement, including any appellate proceeding.

XIX.  MISCELLANEOUS

      Lessee agrees to pay Lessor interest (to the extent permitted by applicable law) at the rate of eighteen percent (18%) per annum on all sums not paid by the Lessee to Lessor when due and owing under the provisions of this Agreement from the date of such delinquency until paid. No party hereto shall, by act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing. Time is of the essence of this Agreement.

XX.   COUNTERPARTS; CONSTRUCTION

      This Agreement shall be construed fairly, in accordance with the plain meaning of its terms, and there shall be no presumption or inference drawn against the party drafting this Agreement in interpreting the provisions hereof. This document may be executed in one or more separate counterparts, each of which when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument.

XXI.  APPLICABLE LAW; VENUE

      The laws of the State of Florida shall govern any and all claims arising under this Agreement. Venue of any action arising hereunder or in any manner related to this Agreement may lie at Lessor's option in Orange County, Florida.

XXII. FILING

      Lessor shall file the executed lease with the FAA immediately upon Lessor's execution of the lease. A copy will be maintained on board the Aircraft during the entire term of the Lease.


                                EXHIBIT 10.8 - 6

XXIII. FAA REQUIRED STATEMENT

      In compliance with Federal Aviation Administration Regulation Section
91.23 (14 CFR 91.23) the parties, in addition to all prior provisions, hereby agree as follows:

      A. LESSOR CERTIFIES THAT TO THE BEST OF ITS KNOWLEDGE AND BELIEF, ALL REQUIRED INSPECTIONS UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS HAVE BEEN COMPLETED WITHIN THE 12-MONTH PERIOD IMMEDIATELY PRECEDING THE DATE OF THIS LEASE, AND LESSOR AND LESSEE CERTIFY THAT OPERATIONS OF TIME AIRCRAFT WILL BE CONDUCTED DURING THE TERM OF THE LEASE IN COMPLIANCE WITH THE APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS CONTAINED IN PART 91 OF THE FEDERAL AVIATION ADMINISTRATION'S REGULATIONS.

      B. LESSEE, WHOSE NAME AND ADDRESS IS AS STATED HEREINABOVE, CERTIFIES THAT IT WILL BE RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT DURING THE ENTIRE LEASE TERM AND ANY EXTENSION THEREOF, AND ACKNOWLEDGES, THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION ADMINISTRATION REGULATIONS.

      /s/ [ILLEGIBLE SIGNATURE] (Signature of LESSEE)
      -------------------------

      C. LESSEE ACKNOWLEDGES THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION ADMINISTRATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OR AIR CARRIER OFFICE.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by their respective officers thereunto duly authorized at the day and year first written above.

                                        DELTA ROMEO, INC.,
                                        a Florida corporation


                                        By: /S/ [DAVID ROBINSON]
                                           -------------------------------------
                                     Title: /S/ PRESIDENT
                                           -------------------------------------
                                     "Lessor"

                       (signatures continued on page -11-)


                                EXHIBIT 10.8 - 7

                      (signature continued from page -10-)

                                        AMERICAN AIR NETWORK ALASKA, INC.
                                        a NV corporation

                                        By: /S/ [GREGORY LOVE]
                                           -------------------------------------
                                     Title: /S/ PRESIDENT
                                           -------------------------------------


                                        ELITE FLIGHT SOLUTIONS, INC.,
                                        a Delaware corporation

                                        By: /S/ [GREGORY LOVE]
                                           -------------------------------------
                                     Title: /S/ PRESIDENT
                                           -------------------------------------

STATE OF FLORIDA
COUNTY OF /S/ VOLUSIA

      The foregoing instrument was acknowledged before me this /S/ 19th day of SEPTEMBER, 2003, by /S/ DAVID ROBINSON AS /S/ PRESIDENT for Delta Romeo, Inc., a Florida corporation.

[NOTARIAL SEAL]
                                        /S/ [MARY ANN NEWCOMB]
                                        ----------------------------------------
                                        (Name Printed):  /S/ MARY ANN NEWCOMB
                                        Notary Public, State of Florida
                                        My Commission Expires:  /S/ 8/30/2007

Personally Known /S/ X or Produced Identification
                 -----                            ------------
Type of Identification Produced:
                                ------------------------------


                                EXHIBIT 10.8 - 8

STATE OF /S/ FLORIDA
COUNTY OF /S/ MANATEE

      The foregoing instrument was acknowledged before me this /S/ 19th day of SEPTEMBER, 2003, by /S/ GREGORY LOVE as /S/ PRESIDENT for American Air Network Alaska, Inc.

[NOTARIAL SEAL]
/S/ DL #L100-292-56-421-0               /S/ [LORETTA J. GILES]
                                        ----------------------------------------
                                        (Name Printed): /S/ LORETTA J. GILES
                                        Notary Public, State of Florida
                                        My Commission Expires: /S/ 8/30/2007

Personally Known /S/ X or Produced Identification             /S/ X
                 -----                            ---------------------
Type of Identification Produced:    /S/ DL #L100-292-56-421-0
                                ------------------------------

STATE OF /S/ FLORIDA
COUNTY OF /S/ MANATEE

      The foregoing instrument was acknowledged before me this /S/ 19th day of SEPTEMBER, 2003, by /S/ GREGORY LOVE as /S/ PRESIDENT for Elite Flight Solutions, Inc.

[NOTARIAL SEAL]
/S/ DL #L100-292-56-421-0               /S/ [LORETTA J.  GILES]
                                        ----------------------------------------
                                        (Name Printed):  /S/ LORETTA J. GILES
                                        Notary Public, State of Florida
                                        My Commission Expires:  /S/ 8/30/2007

Personally Known /S/ X or Produced Identification             /S/ X
                 -----                            ---------------------
Type of Identification Produced:    /S/ DL #L100-292-56-421-0
                                ------------------------------


                                EXHIBIT 10.8 - 9

                                    GUARANTY

      The undersigned Guarantors jointly and severally guarantee payment to Lessor and performance by Lessee of all obligations of Lessee under the above Agreement, including, but not limited to Lessee's obligation to purchase the Aircraft pursuant to Section XVI thereof (the "Obligations").

      This is a guarantee of payment and performance, and not of collection, In the event that the Lessee shall fail to pay ox perform all or any part of the Obligations when due or required, Guarantors immediately upon the written demand of the Lessor shall perform the Obligations or pay to the Lessor the amount of the Obligations as if such performance or amount constitutes the direct and primary obligation of Guarantors, The Lessor shall dot be required, prior to any such demand on, or payment by a Guarantor, to make any demand upon or pursue or exhaust any of its rights or remedies against the Lessee or any other Guarantor.

      Guarantors waive all notice of acceptance of this Guaranty and any notice of the incurring by the Lessee, at any time, of any of the Obligations, and waive any and all presentment, demand, protest or notice of protest, demand or dishonor, non-payment ant or default with respect to any of the Obligations.


                                        /S/ [DOUGLAS GILLIAND]
                                        ----------------------------------------
                                        Douglas Gilliand, Individually


                                        /S/ [GREG LOVE]
                                        ----------------------------------------
                                        Greg Love, Individually


                               EXHIBIT 10.8 - 10